UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2023

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Overview

On April 25, 2023, Calumet Specialty Products Partners, L.P. (the “Partnership”) provided an operational update for Montana Renewables, LLC (“MRL”), an unrestricted, non-guarantor subsidiary of the Partnership, and announced certain financing arrangements for MRL, as described in more detail below.

Additional information regarding MRL’s future financings plans is set forth below under Item 7.01 below. The information in Item 7.01 is not incorporated by reference into, and is not a part of, this Item 1.01.

Collateral Trust Agreement

On April 19, 2023, MRL and Montana Renewables Holdings LLC (“Holdings”), the parent company of MRL and an unrestricted, non-guarantor subsidiary of the Partnership, entered into a Collateral Trust and Intercreditor Agreement (the “Collateral Trust Agreement”) with Wilmington Trust, National Association, as collateral trustee, and Delaware Trust Company, as administrative agent (the “Administrative Agent”). The Collateral Trust Agreement provides a platform for pari passu treatment of secured, parity lien debt (“Parity Lien Debt”) created in accordance with the Collateral Trust Agreement. Holders of future Parity Lien Debt will be required to execute a joinder to the Collateral Trust Agreement upon execution of definitive documentation for such additional Parity Lien Debt.

Amendments to MRL Credit Agreement and Guaranty and Security Agreement

In connection with the Collateral Trust Agreement, on April 19, 2023, MRL and Holdings also entered into (i) Amendment No. 2 (the “Second Amendment”) to the Credit Agreement, dated as of November 2, 2022, as amended, and (ii) Amendment No. 1 (the “First Amendment” and, together with the Second Amendment, the “Amendments”) to the Guaranty and Security Agreement, dated as of November 2, 2022, in each case, with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and lender. Among other things, the Amendments facilitate the flow of revenues received by MRL into the flow of funds established under the Collateral Trust Agreement. In connection with Wells Fargo’s release of accounts, the Amendments include a reserve requirement for payroll and payables, increase the amount of excess available liquidity needed to avoid a cash dominion event under the deposit account control agreements covering MRL’s accounts at Wells Fargo and create a minimum quarterly interest payment independent of the amount borrowed.

Term Loan Credit Agreement

On April 19, 2023, MRL and Holdings entered into a Credit Agreement (the “Term Loan Credit Agreement”) with a group of financial institutions, including I Squared Capital and the Administrative Agent, that provides for a $75 million term loan facility with a maturity date of April 19, 2028 (the “Maturity Date”). The Term Loan Credit Agreement provides for a variable interest rate based on the Secured Overnight Financing Rate (“SOFR”) plus 6.0% to 7.3% per annum, adjusted within this range based on (i) MRL’s net total leverage ratio, (ii) the results of the issuance of future municipal bonds as Parity Lien Debt and (iii) the pledging of additional collateral under the Collateral Trust Agreement. The borrowings under the Term Loan Credit Agreement are repayable in quarterly installments commencing on June 30, 2023, in an amount equal to 0.25% of the outstanding principal amount under the Term Loan Credit Agreement as of each quarterly payment date, plus additional principal payments to the extent MRL has excess cash flows, pursuant to the terms of the Term Loan Credit Agreement. The remaining borrowings under the Term Loan Credit Agreement are repayable on the Maturity Date.

The Term Loan Credit Agreement contains certain financial covenants, including a net total leverage ratio and a minimum liquidity requirement of $25 million that is tested quarterly. In addition to financial covenants, the Term Loan Credit Agreement contains customary covenants that, subject to certain exceptions, restrict debt incurrence, mergers and acquisitions, sales of assets, dividends and investments, liquidations and dissolutions, capital leases, transactions with affiliates, and changes in lines of business. The Term Loan Credit Agreement specifies certain events of default, including the failure to pay principal or interest, violation of covenants and default on other indebtedness, among other events, upon the occurrence of which the maturity of the outstanding loans may be accelerated. As of April 19, 2023, MRL had outstanding borrowings under the Term Loan Credit Agreement of $75 million. MRL intends to use the proceeds from the borrowings under the Term Loan Credit Agreement to fund certain reserves and other corporate purposes.

The foregoing descriptions of the Collateral Trust Agreement, the Amendments and the Term Loan Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Collateral Trust Agreement, the Amendments and the Term Loan Credit Agreement, which will be filed as exhibits to the Partnership’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 25, 2023, the Partnership issued a press release announcing that MRL completed the startup of its sustainable aviation fuel (“SAF”) and pretreatment units and that its SAF, renewable diesel and renewable hydrogen platform is fully complete and operational. In addition, the Partnership announced entry into the Term Loan Credit Agreement, which is intended to provide bridge financing and strategic optionality. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

As discussed above, the Collateral Trust Agreement provides for pari passu treatment of future Parity Lien Debt created in accordance with the Collateral Trust Agreement with then outstanding Parity Lien Debt (including any borrowings outstanding under the Term Loan Credit Agreement). MRL intends to secure proposed loans it receives from Cascade County, Montana (“Cascade County Municipal Loans”) with the collateral that secures borrowings under the Term Loan Credit Agreement on a pari passu basis in accordance with the Collateral Trust Agreement, which loans would be funded with the proceeds from the proposed municipal bond offering by Cascade County, Montana, subject to market conditions.

As previously announced, MRL was invited by the U.S. Department of Energy (the “DOE”) to submit a Part II Application for a $600 million loan guarantee through the Title XVII Innovative Clean Energy Loan Guarantee Program. MRL expects that any such loans guaranteed by the DOE would also be secured by the collateral that secures borrowings under the Term Loan Credit Agreement, any Cascade County Municipal Loans and any other Parity Lien Debt on a pari passu basis in accordance with the terms of the Collateral Trust Agreement. The DOE’s invitation to submit a Part II application is not an assurance that the DOE will issue a loan guarantee or that the terms and conditions of a loan guarantee will be consistent with terms proposed by an applicant.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements, other than historical facts included in this Current Report on Form 8-K, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title or Description
99.1	Press Release, dated April 25, 2023.
104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

April 25, 2023	By:	/s/ Vincent Donargo
Name: Vincent Donargo
Title: Executive Vice President and Chief Financial Officer